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                                                                   EXHIBIT 23.12

                                                             March 9, 1995

     I hereby consent to being named in the registration statement as a person about to become a director of Salick Health Care, Inc.

                                             Very truly yours,


                                             /s/ Thomas F.W. McKillop
                                             ---------------------------------
                                             Dr. Thomas F.W. McKillop